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                                   EXHIBIT 16




                                                     April 16, 1997



Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read the statements made by California Real Estate Investment Trust (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated April 16, 1997. We agree with the statements concerning our Firm in such Form 8-K.


                                                     Very truly yours,


                                                     Coopers & Lybrand L.L.P.